UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2008

PATAPSCO BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	0-28032	52-1951797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Merritt Boulevard, Dundalk, Maryland	21222
(Address of Principal Executive Offices)	Zip Code)

Registrant’s telephone number, including area code: (410) 285-1010

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Patapsco Bancorp, Inc. (the “Company”) entered into a Letter Agreement, and the related Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 6,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (the “Series A preferred stock”), and (ii) a warrant for the purchase of 300 shares (after net settlement) of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference $1,000 per share (the “Series B preferred stock”) for an aggregate purchase price of $6,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A preferred stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. On and after February 15, 2012, the Company may, at its option, redeem shares of the Series A preferred stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to, but excluding, the redemption date. Prior to February 15, 2012, the Company may redeem shares of the Series A preferred stock only if it has received aggregate gross proceeds of not less than $1,500,000 from one or more qualified equity offerings, and the aggregate redemption price may not exceed the net proceeds received by the Company from such offerings. The redemption of the Series A preferred stock requires prior regulatory approval. The restrictions on redemption are set forth in the Articles Supplementary to the Company’s Articles of Incorporation (“Articles Supplementary Series A”) described in Item 5.03 below.

Contemporaneously with that transaction, Treasury exercised its warrant and received 300 shares of the Series B preferred stock. The form of warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference. The Series B preferred stock will pay cumulative dividends at a rate of 9% per annum. On and after February 15, 2012, the Company may, at its option, redeem shares of the Series B preferred stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to, but excluding, the redemption date. Prior to February 15, 2012, the Company may redeem shares of the Series B preferred stock only if it has received aggregate gross proceeds of not less than $75,000 from one or more qualified equity offerings, and the aggregate redemption price may not exceed the net proceeds received by the Company from such offerings. The redemption of the Series B preferred stock requires prior regulatory approval. Further, the Series B preferred stock cannot be redeemed until all of the outstanding shares of the Series A preferred stock have been redeemed. The restrictions on redemption are set forth in the Articles Supplementary to the Company’s Articles of Incorporation (“Articles Supplementary Series B”) described in Item 5.03 below.

The Series A preferred stock, the warrant and the Series B preferred stock were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Neither the Series A preferred stock nor the Series B preferred stock will be subject to any contractual restrictions on transfer.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, Michael J. Dee, President and Chief Executive Officer. William C. Wiedel, Jr., Senior Vice President and Chief Financial Officer, Frank J. Duchacek, Jr., Senior Vice President and Chief Operating Officer, and Laurence S. Mitchell, Senior Vice President, (the Company’s Senior Executive Officers, as defined in the Purchase Agreement) each: (i) voluntarily waived any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement with the Company that provides that (a) any severance payments made to the Senior Executive Officer will be reduced, as necessary, so as to comply with the requirements of the TARP Capital Purchase Program and (b) any bonus and incentive compensation paid to the Senior Executive Officer is subject to “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement: (1) prior to the earlier of (a) December 19, 2011, or (b) the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company cannot without the consent of Treasury increase its quarterly per share cash dividend above $0.07; (2) during the period beginning on December 19, 2011 and ending on the earlier of (a) December 19, 2018, or (b) the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of Treasury, cannot pay any per share cash dividend that is greater than 103% of the aggregate per share dividends paid for the prior fiscal year; and (3) during the period beginning on December 19, 2018 and ending on the date on which all of the Series A preferred stock and the Series B preferred stock has been redeemed in full or Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of Treasury, cannot pay any cash dividends.

Pursuant to the terms of the Purchase Agreement, prior to the earlier of (a) December 19, 2018, or (b) the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of Treasury, cannot repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities. These repurchase restrictions described above do not apply in certain limited circumstances, including the repurchase of common stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, but only to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation. However, pursuant to the terms of the Purchase Agreement, during the period beginning on December 19, 2018 and ending on the date on which the Series A preferred stock and the Series B preferred stock has been redeemed in full or Treasury has transferred all of the Series A preferred stock and the Series B preferred stock to non-affiliates, the Company, without the consent of Treasury, cannot repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities.

In addition, pursuant to the Articles Supplementary Series A and Articles Supplementary Series B, so long as any shares of the Series A preferred stock or the Series B preferred stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Company’s common stock or any class or series of the Company’s equity securities ranking junior, as to dividends and upon liquidation, to the Series A preferred stock or the Series B preferred stock, as the case may be (“junior stock”) (other than dividends payable solely in shares of common stock) or on any other class or series of the Company’s equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A preferred stock and the Series B preferred stock (“parity stock”), and may not repurchase or redeem any common stock, junior stock or parity stock, unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A preferred stock or the Series B preferred stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02 (e).

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2008, the Company filed the Articles Supplementary Series A and the Articles Supplementary Series B with the Maryland State Department of Assessments and Taxation to amend its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A preferred stock and Series B preferred stock, respectively. The Articles Supplementary Series A and the Articles Supplementary Series B are attached hereto as Exhibits 4.1 and 4.4, respectively, and are incorporated by reference herein.

Item 8.01.	Other Information.

On December 19, 2008, the Company issued a press release announcing the issuance of the Series A preferred stock and the Series B preferred stock to Treasury pursuant to the Purchase Agreement. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Articles Supplementary establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Patapsco Bancorp, Inc.

4.2	Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.3	Form of warrant to purchase 300.003 shares of common stock of Patapsco Bancorp, Inc.

4.4	Articles Supplementary establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Patapsco Bancorp, Inc.

4.5	Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series B

10.1	Letter Agreement and related Securities Purchase Agreement – Standard Terms, dated December 19, 2008, between Patapsco Bancorp, Inc. and United States Department of the Treasury

10.2	Form of Waiver executed by each of Michael J. Dee, William C. Wiedel, Jr., Frank J. Duchacek, Jr. and Laurence S. Mitchell

10.3	Form of Letter Agreement between Patapsco Bancorp, Inc. and each of Michael J. Dee, William C. Wiedel, Jr., Frank J. Duchacek, Jr. and Laurence S. Mitchell

99.1	Press Release dated December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATAPSCO BANCORP, INC.

Date: December 23, 2008	By:	/s/ Michael J. Dee
Michael J. Dee President and Chief Executive Officer